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                                                                     Exhibit 4.7

                      AMENDMENT NO. 2 TO THE FIRST AMENDED
                      AND RESTATED STOCKHOLDERS' AGREEMENT

         THIS AMENDMENT NO. 2 TO THE FIRST AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Second Amendment") is dated as of November 6, 2003, by and among AT&T WIRELESS PCS LLC, a Delaware limited liability company (together with its Affiliated Successors, "AT&T PCS"), the investors listed under the heading "Cash Equity Investors" on the signature pages hereto (individually, each a "Cash Equity Investor" and, collectively, with any of their respective Affiliated Successors, the "Cash Equity Investors"), the individuals listed under the heading "Management Stockholders" on the signature pages hereto (individually, each a "Management Stockholder" and, collectively, the "Management Stockholders"), the individuals listed under the heading "Independent Directors" on the signature pages hereto (individually, each an "Independent Director" and, collectively, the "Independent Directors") and TRITON PCS HOLDINGS, INC., a Delaware corporation (the "Company"). Certain capitalized terms used herein and not otherwise defined have the meaning assigned to such term in the Stockholders' Agreement referred to below.

         WHEREAS, each of the parties hereto (other than the Company) is a Stockholder of the Company;

         WHEREAS, the parties hereto are parties to that certain First Amended and Restated Stockholders' Agreement, dated as of October 27, 1999 (the "Stockholders' Agreement"), as amended by Amendment No. 1 to the First Amended and Restated Stockholders' Agreement, dated as of April 4, 2002 (the "First Amendment"); and

         WHEREAS, the parties have determined to amend the Stockholders' Agreement, as previously amended by the First Amendment, by entering into this Second Amendment to increase the number of directors that may serve on the Company's Board of Directors, in order to facilitate increasing the number of independent directors serving on the Board of Directors and accommodate board appointment rights under the Company's Second Restated Certificate of Incorporation;

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Amendment. The first sentence of Section 3.1(a) of the Stockholders' Agreement is hereby deleted in its entirety and the following sentence inserted in its place:

         "The Board of Directors shall consist of up to nine (9) directors; provided, however, that the number of directors constituting the Board

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         of Directors shall be reduced in the circumstances set forth in this
         Section 3.1."

         2. Amendment Effectiveness Date. This Second Amendment shall be effective on the date that a counterpart hereof shall have been executed by each of the Company and the holders of a majority of the shares of each class of capital stock held by the parties to the Stockholders' Agreement, as amended, including AT&T PCS, 66 2/3% of the Common Stock Beneficially Owned by the Cash Equity Investors and 60.1% of the Common Stock Beneficially Owned by the Management Stockholders.

         3.       Representation and Warranties.

         (a) Each of the Company, as to itself, each Cash Equity Investor, as to itself, and AT&T PCS, as to itself, represents and warrants, as applicable, to each of the other parties as follows:

                  (i) It is a corporation, limited liability company, general partnership or limited partnership, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

                  (ii) It has the requisite power, authority and capacity to execute, deliver and perform this Second Amendment.

                  (iii) The execution and delivery of this Second Amendment by it have been duly and validly authorized by its Board of Directors (or equivalent body), if required, and no other proceedings on its part which have not been taken (including, without limitation, approval of its stockholders, partners or members, as applicable) are necessary to authorize this Second Amendment.

                  (iv) This Second Amendment has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

                  (v) The execution, delivery and performance by it of this Second Amendment will not (A) conflict with, or result in a breach or violation of, any provision of its organizational documents; (B) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (x) any Law or License, or (y) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent, or the approval of its board of directors, general partner, stockholders or similar constituent bodies, as the case may be (which approvals have not been obtained), except in each case, where such breach, violation, default, Lien, right, or

                                     - 2 -
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the failure to obtain or give such Consent would not have a material adverse effect on it or its ability to perform its obligations hereunder.

                  (vi) There is no action, proceeding or investigation pending or, to its knowledge, threatened against it or any of its properties or assets that would be reasonably expected to have a material adverse effect on its ability to enter into this Second Amendment or to fulfill its obligations hereunder.

         (b) Each Management Stockholder and Independent Director represents and warrants, as to himself or herself, to each of the other parties as follows:

                  (i) He or she has the requisite capacity to execute, deliver and perform this Second Amendment.

                  (ii) This Second Amendment has been duly executed and delivered by him or her and constitutes his or her valid and binding obligation, enforceable against him or her in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

                  (iii) The execution, delivery and performance by him or her of this Second Amendment will not require any Consent not already obtained, except in each case, where the failure to obtain or give such Consent would not have a material adverse effect on his or her ability to perform his or her obligations hereunder.

                  (iv) There is no action, proceeding or investigation pending or, to the knowledge of him or her, threatened against him or her or any of his or her properties or assets that would be reasonably expected to have a material adverse effect on his or her ability to enter into this Second Amendment or to fulfill his or her respective obligations hereunder.

         4. Severability of Provisions. Any provision of this Second Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         5. Agreements to Remain in Full Force and Effect. This Second Amendment shall be deemed to be an amendment to the Stockholders' Agreement and to the First Amendment. All references to the Stockholders' Agreement in any other agreements or documents shall on and after the date hereof be deemed to refer to the Stockholders' Agreement as amended by the First Amendment and further amended hereby. Except as amended by the First Amendment or as further amended hereby, the Stockholders' Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.

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         6.       Heading. The headings in this Second Amendment are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Second Amendment or any provision thereof.

         7. Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

         8. Governing Law. This Second Amendment shall be governed and construed in accordance with the laws of the State of Delaware.

                            [Signature Pages Follow]

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         IN WITNESS WHEREOF, each of the parties has executed or consent that this Second Amendment be executed by its duly authorized officers as of the date first written above.

                                AT&T PCS:

                                AT&T WIRELESS PCS LLC

                                By: AT&T WIRELESS SERVICES, INC., its manager

                                By: /s/ Marilyn J. Wasser
                                    --------------------------------------------
                                    Name: Marilyn J. Wasser
                                    Title: Executive VP, Corporate
                                           Secretary & Associate General
                                           Counsel, Corp.

                                COMPANY:

                                TRITON PCS HOLDINGS, INC.

                                By: /s/ David D. Clark
                                    --------------------------------------------
                                    Name: David D. Clark
                                    Title: Executive Vice President and
                                           Chief Financial Officer

            [Signature Pages to Amendment No. 2 to First Amended and
                        Restated Stockholders' Agreement]

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                                CASH EQUITY INVESTORS:

                                J.P. MORGAN PARTNERS (23A SBIC), LLC

                                By: /s/ Arnold L. Chavkin
                                    --------------------------------------------
                                    Name: Arnold L. Chavkin
                                    Title: Executive Vice President

                                J.P. MORGAN SBIC LLC

                                By: /s/ Arnold L. Chavkin
                                    --------------------------------------------
                                    Name: Arnold L. Chavkin
                                    Title: Executive Vice President

                                SIXTY WALL STREET SBIC FUND, L.P.

                                By: SIXTY WALL STREET SBIC
                                    CORPORATION, its general partner

                                By: /s/ Arnold L. Chavkin
                                    --------------------------------------------
                                    Name: Arnold L. Chavkin
                                    Title: Executive Vice President

            [Signature Pages to Amendment No. 2 to First Amended and
                        Restated Stockholders' Agreement]

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                                PRIVATE EQUITY INVESTORS III, L.P.

                                By: ROHIT M. DESAI ASSOCIATES III, L.L.C.,
                                    its general partner

                                By: /s/ Rohit M. Desai
                                    --------------------------------------------
                                    Name: Rohit M. Desai
                                    Title: Managing Member

                                EQUITY-LINKED INVESTORS-II

                                By: ROHIT M. DESAI ASSOCIATES-II,
                                    its general partner

                                By: /s/ Rohit M. Desai
                                    --------------------------------------------
                                    Name: Rohit M. Desai
                                    Title: Managing Member

                                TORONTO DOMINION CAPITAL (USA), INC.

                                By: /s/ Martha L. Gariepy
                                    --------------------------------------------
                                    Name: Martha L. Gariepy
                                    Title: Secretary/Treasurer

            [Signature Pages to Amendment No. 2 to First Amended and
                        Restated Stockholders' Agreement]

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                                FIRST UNION AFFORDABLE
                                HOUSING COMMUNITY
                                DEVELOPMENT CORPORATION

                                By: /s/ Scott R. Peuper
                                    --------------------------------------------
                                    Name: Scott R. Peuper
                                    Title: Senior Vice President

            [Signature Pages to Amendment No. 2 to First Amended and
                        Restated Stockholders' Agreement]

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                                MANAGEMENT STOCKHOLDERS:

                                /s/ Michael E. Kalogris
                                ------------------------------------------------
                                Michael E. Kalogris

                                /s/ David D. Clark
                                ------------------------------------------------
                                David D. Clark

                                /s/ William A. Robinson
                                ------------------------------------------------
                                William A. Robinson

                                /s/ Daniel E. Hopkins
                                ------------------------------------------------
                                Daniel E. Hopkins

                                /s/ Laura Porter
                                ------------------------------------------------
                                Laura Porter

            [Signature Pages to Amendment No. 2 to First Amended and
                        Restated Stockholders' Agreement]

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                                INDEPENDENT DIRECTORS:

                                /s/ Scott Anderson
                                ------------------------------------------------
                                Scott Anderson

                                /s/ John Beletic
                                ------------------------------------------------
                                John Beletic

            [Signature Pages to Amendment No. 2 to First Amended and
                        Restated Stockholders' Agreement]